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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
June 28, 2002

REGMA BIO TECHNOLOGIES INC.
formerly, LCM EQUITY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30995	N/A
(Commission File No.)	(IRS Employer ID)

217 Plaza
535 Kings Road
London, England SW10 0SZ
(Address of principal executive offices and Zip Code)

44 20 7351 0005
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 17, 2002, Regma Bio Technologies Limited ("the Company") signed a research agreement with the Institut Pasteur de Lille, in Lille, France. Under this agreement, the Company will sponsor research at the Institut Pasteur de Lille in the development of phage therapies in response to the growing problem of antibiotic resistance, specifically in the area of Mycobacterium tuberculosis (Mtb).

On June 19, 2002, the Company appointed Dr. Juan Pablo Bifani to head the research collaboration with the Institut Pasteur de Lille.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

10.1	Research Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of June, 2002.

REGMA BIO TECHNOLOGIES INC.

BY:	/s/ David Rooke Dr. David Rooke, President and Chief Executive Officer